[STAMP]
                FILED
        IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
          STATE OF NEVADA

            JUL 20 1987

FRANKIE ___ DEL PAPA SECRETARY OF THE STATE

      /s/ FRANKIE ___ DEL PAPA
           No. 5505-87



                            ARTICLES OF INCORPORATION

                                       OF

                       SWISS CELLULAR LABORATORIES, INC.

                                      ****


     FIRST. The name of the corporation is

                       SWISS CELLULAR LABORATORIES, INC.

     SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno Washoe County, Reno, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     FOURTH: The amount of the total authorized capital stock of the corporation is fifty million (50,000,000) shares of common stock of the par value of one tenth of one cent ($.001) each.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than five (5) except that in cases where all the shares of the corporation are owned bemefocially and of record by wither one or tow stockholders, the number of directors may be less than five (5) but not less than the number of stockholders.

     The initial number of stockholders shall be one (1).

     The name and post-office address of the first Board of Directors, which shall be three (3), are as follows:

     NAME               POST-OFFICE ADDRESS
     ----               -------------------
John D. Davis, Sr.       109 Via Yella
                         Newport Beach, CA 92663

Rodger W. Garrity        15292 Nantes Cir.
                         Irvine, CA 92714

Frankie M. Garrity       15292 Nantes Cir.
                         Irvine, CA 92714

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post-office address of each of the incorporators signing the Articles of Incorporation are as follows:


     NAME               POST-OFFICE ADDRESS
     ----               -------------------
John D. Davis, Sr.       109 Via Yella
                         Newport Beach, CA 92663

Rodger W. Garrity        15292 Nantes Cir.
                         Irvine, CA 92714

Frankie M. Garrity       15292 Nantes Cir.
                         Irvine, CA 92714

     EIGHTH. The corporation is to have perpetual existence.

     NINTH. In furtherance and not limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of July, 1987.



                                             /s/ John D. Davis, Sr.
                                             ----------------------
                                             John D. Davis, Sr.


                                             /s/ Rodger W. Garrity
                                             ----------------------
                                             Rodger W. Garrity


                                             /s/ Frankie M. Garrity
                                             ----------------------
                                             Frankie M. Garrity

STATE OF CALIFORNIA

COUNTY OF ORANGE


     On this 16th day of July, 1987, before me, a Notary Public, personally appeared John. D. Davis, Sr., Rodger W. Garrity and Frankie M. Garrity, who severally acknowledged that they executed the above instrument.



                                        /s/ Vicki K. Wessel
                                        ----------------------------
                                        Notary Public



--------------------------------------------------------------------------------

CAT. NO. NN00627
TO 1944 CA (9-84)

                                               [LOGO] TICOR TITLE INSURANCE


(Individual)

STATE OF CALIFORNIA  )SS.
COUNTY OF ORANGE     )

On July 16, 1987 before me, the undersigned, a Notary Public in and for said State, personally, appeared John D. Davis, Sr., Rodger W. Garrity and Frankie M. Garrity, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same.


WITNESS my hand and official deal.                     [NOTARIAL SEAL]
                                                       Vicki K. Wessel
Signature /s/ Vicki K. Wessel                       NOTARY PUBLIC CALIFORNIA
          ------------------------                  PRINCIPAL OFFICE IN
                                                       ORANGE COUNTY

                                             My Commission Expires Feb. 12, 1991


                                         (This areas for official notarial seal)